UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2010
SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)
(214) 369-7300
Registrant’s telephone number, including area code
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph.
     Sun River Energy, Inc. (the “Company”, “we”, and “us”) previously filed on November 12, 2010 with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”) to report the change of the Company’s independent auditor from Larry O’Donnell, CPA, P.C. to LBB & Associates Ltd, LLP. By letter dated December 29, 2010 the staff of the Securities and Exchange Commission requested that we amend that report to provide additional disclosure regarding our former auditor. This Current Report on Form 8-K/A is being filed in response to the staff’s comments.

ITEM 4.01.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
(a)	Dismissal of Registrant’s Certifying Accountant
     Effective October 26, 2010, the client auditor relationship between Sun River Energy, Inc. and Larry O’Donnell, CPA, P.C. (“O’Donnell”) was terminated as O’Donnell resigned as the Company’s auditor. Mr. O’Donnell formally notified his public audit clients on October 26, 2010 that he was resigning from public audit work and had sold his practice to a third-party. In anticipation of the formal resignation, the Company’s Board of Directors on October 15, 2010 authorized the hiring of LBB & Associates Ltd, LLP (“LBB”) as the Company’s new auditor and the Company had already made plans to include LBB’s hiring for ratification at the Company’s next annual meeting.
     The Public Company Accounting Oversight Board (PCAOB) revoked the registration of Larry O’Donnell, CPA, P.C. effective December 14, 2010 because of noncooperation with an investigation by the PCAOB. In connection with this action, Mr. O’Donnell was permanently barred from being an associated person of a registered public accounting firm and a civil money penalty of $75,000 was imposed. As a result of the revocation of registration of Larry O’Donnell, CPA, P.C. by the PCAOB, we may not include its audit reports in our filings with the Securities and Exchange Commission. Accordingly, we have requested that the successor audit firm re-audit our 2010 financial statements and its report on our 2011 financial statements, which will be included in our annual report on Form 10-K for the year ended April 30, 2011 when filed with the Securities and Exchange Commission, will include a report covering our 2010 fiscal year. At our discretion we may reaudit 2010 and 2009 prior to fiscal-year end.
     O’Donnell’s report on the financial statements of the Company for the fiscal years ended April 30, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for a modification with regard to substantial doubt about the Company’s ability to continue as a going concern.
     During the Company’s two most recent fiscal years ended April 30, 2009 and 2010 and the subsequent period through the date of resignation, October 26, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of

O’Donnell, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-K.
     There have been no reportable events as provided in Item 304(a)(1)(iv) of Regulation S-K during the Company’s fiscal years ended April 30, 2009 and 2010, and any later interim period, including the interim period up to and including the date the relationship with O’Donnell ceased.
     The Company has authorized O’Donnell to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company’s independent accountant. In connection with the initial filing of this report on November 12, 2010, the Company previously requested O’Donnell review the disclosure and O’Donnell was given the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respect in which it did not agree with the statements made by the Company therein. O’Donnell confirmed the disclosure and a copy of the letter was filed as an exhibit to Report as originally filed on November 12, 2010.
(b)	Appointment of Registrant’s New Certifying Accountant
     Effective on October 27, 2010, LBB & Associates Ltd, LLP (“LBB”), whose address is 2500 Wilcrest, Suite 150, Houston, TX 77042, was engaged to serve as the Company’s new independent certifying accountant to audit the Registrant’s financial statements.
     LBB had previously been engaged by the Company to perform the audit in connection with the acquisitions announced by the Company in its 8-K filed August 4, 2010.
     Prior to engaging LBB, the Company had not consulted LBB regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, except in connection with the acquisitions disclosed in the August 4, 2010 8-K, nor did the Company consult with LBB regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.
     The resignation of O’Donnell as the Registrant’s certifying independent accountant and the engagement of LBB as its new certifying independent accountant were both approved by our board of directors.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
16.1	Letter from Larry O’Donnell, CPA, P.C. (1)

(1)	Incorporated by reference to the Current Report on Form 8-K as filed on November 12, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: January 10, 2011	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO